EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ryder System, Inc.:

We consent to the incorporation by reference in the following Registration Statements on Forms S-3 and S-8 of Ryder System Inc., of our report dated February 15th, 2006, with respect to the consolidated statements of earnings, shareholders’ equity, and cash flows for the year ended December 31, 2005, and the related consolidated financial statement schedule, in so far as the information in the schedule pertains to the year ended December 31, 2005, which report appears in the December 31, 2007 annual report on Form 10-K of Ryder System, Inc., and refers to a change in method of accounting for conditional asset retirement obligations in 2005.

Form S-3:

•	Registration Statement No. 333-128661 covering $800,000,000 aggregate amount of securities.

•	Registration Statement No. 333-134627 covering 243,700 shares of Common Stock, $0.50 par value per share.

•	Registration Statement No. 333-140928 covering an indeterminate amount of securities.

Form S-8:

•	Registration Statement No. 1-4364 covering the Ryder System, Inc. Profit Incentive Stock Plan.

•	Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

•	Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-19515 covering the Ryder System, Inc. 1997 Deferred Compensation Plan.

•	Registration Statement No. 333-26653 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

•	Registration Statement No. 333-57595 covering Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69626 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69628 covering the Ryder System, Inc. Directors Stock Plan.

•	Registration Statement No. 333-108364 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

•	Registration Statement No. 333-124828 covering the Ryder System, Inc. 2005 Equity Compensation Plan and the Ryder System, Inc. Stock Purchase Plan for Employees.

•	Registration Statement No. 333-134113 covering the Ryder System, Inc. 401(k) Savings Plan.

/s/  KPMG LLP

February 12, 2008
Miami, Florida
Certified Public Accountants